Exhibit 99.1

PORTER BANCORP INC. TO PRESENT AT SANDLER O’NEILL & PARTNERS, L.P.

FINANCIAL SERVICES CONFERENCE

LOUISVILLE, Kentucky – Porter Bancorp Inc. (Nasdaq: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, and David B. Pierce, its Chief Financial Officer, will make a presentation at the Sandler O’Neill & Partners, L.P. Financial Services Conference in Naples, Florida at 10:55 a.m. Eastern time on Thursday, November 16, 2006.

A webcast of the presentation can be accessed via a link on Porter Bancorp’s website http://www.pbibank.com under Investor Relations or directly through http://www.sandleroneill.com. The archived webcast will be available for 30 days after the event, beginning November 17, 2006. The presentation will also be available via audio conference (no passcode required) by dialing 1-877-462-0111.

The related presentation materials will be available November 16, 2006 on Porter Bancorp’s website (http://www.pbibank.com) under Investor Relations.

Porter Bancorp Inc. is a bank holding company headquartered in Louisville, Kentucky and the seventh largest independent banking organization domiciled in the Commonwealth of Kentucky based on total assets. Through our subsidiary PBI Bank, we operate banking offices in Louisville and 12 other Kentucky communities located along central Kentucky’s Interstate 65 corridor, which runs through Louisville and central Kentucky and connects Chicago and Indianapolis to Nashville and Atlanta. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the “Risk Factors” section of the Company’s Form S-1 Registration Statement (Reg. No. 333-133198) and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

PBIB-G

CONTACT:

Porter Bancorp, Inc.

Maria L. Bouvette, 502-499-4800